================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the Appropriate Box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)(S) 240.14a-11 (c) or (S)(S) 240.14a-12

                               GRAPHON CORPORATION

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:_______
     2)   Aggregate number of securities to which transaction applies:__________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:___________________________________
     4)   Proposed maximum aggregate value of transaction:______________________
     5)   Total fee paid:_______________________________________________________

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________
     2)   Form, Schedule or Registration Statement No.:_________________________
     3)   Filing Party:_________________________________________________________
     4)   Date Filed:___________________________________________________________


                              ___________________

                       Copies of all communications to:

                             IRA I. ROXLAND, Esq.
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                               800 Third Avenue
                           New York, New York 10022
                                (212) 688-7000

================================================================================

                              GRAPHON CORPORATION
                              225 Cochrane Circle
                         Morgan Hill, California 95037

                               ----------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 7, 2000

                               ----------------

To the Stockholders of
 GraphOn Corporation:

   NOTICE IS GIVEN that the 2000 annual meeting of stockholders of GraphOn Corporation, a Delaware corporation, will be held at the Inn at Morgan Hill, in the Monterey Room, 16115 Condit Road, Morgan Hill, California, on Wednesday, June 7, 2000 at the hour of 9:30 a.m., for the following purposes:

  I. To elect one director to Class I of the board of directors to serve for a three-year term.

  II. To amend our 1998 Stock Option/Stock Issuance Plan to increase the number of shares of common stock available thereunder from 2,230,400 to 2,930,400.

  III. To approve a new Employee Stock Purchase Plan.

  IV. To ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2000.

  V. To transact such other business as may properly come before the meeting.

   Only stockholders of record at the close of business on May 4, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          William Swain
                                          Secretary

Morgan Hill, California
May 5, 2000

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                              GRAPHON CORPORATION
                              225 Cochrane Circle
                         Morgan Hill, California 95037

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                  INTRODUCTION

   This proxy statement is being mailed on or about May 5, 2000 to all stockholders who held our common stock at the close of business on May 4, 2000 in connection with the solicitation by our board of directors of proxies for the 2000 annual meeting of stockholders to be held at the Inn at Morgan Hill, in the Monterey Room, 16115 Condit Road, Morgan Hill, California, on Wednesday, June 7, 2000, at 9:30 a.m.

 Solicitation of Proxies

   Who is soliciting my vote and how is the solicitation financed?

   This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

   When was the proxy statement mailed to stockholders?

   This proxy statement was first mailed to stockholders on or about May 5, 2000.

   Can I attend the meeting?

   All persons or entities who held shares of our common stock on May 4, 2000 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

 Issues Submitted for Voting

   On what issues am I voting?

  . election of one director to Class I of the board of directors to serve for a three-year term;

  . amendment of our 1998 Stock Option/Stock Issuance Plan to increase the number of shares of common stock available thereunder from 2,230,400 to 2,930,400;

  .  approval of a new Employee Stock Purchase Plan; and

  . ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2000.

   Our board does not now know of any other matter that may be brought before the meeting.

   What if unanticipated business arises for vote at the meeting?

   In the event that any other matter should come before the meeting, or the director nominee should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

 Manner of Voting

   How do I cast my vote?

   Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominee as well as FOR the three other proposals.

   What if my shares are held through a bank or broker?

   Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

   May I revoke my proxy?

   Any stockholder may revoke his or her proxy, whether (s)he votes by mail or the Internet, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

   Who will count the votes?

   Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

   Is my vote confidential?

   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer company to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

 Votes Required

   How many shares can vote?

   Only stockholders who owned our common stock as of May 4, 2000 can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of May 4, 2000 was 14,671,422. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of May 4, 2000 will be available at our offices, 225 Cochrane Circle, Morgan Hill, California, for a period of ten days prior to the meeting and at the meeting itself, for examination by any stockholder.

   How many shares are required for the adoption of a proposal?

   A majority of our shares of common stock outstanding and entitled to vote as of May 4, 2000 (i.e., 7,335,712 shares) constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions, on the other hand, will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

   In the election of one Class I director, the candidate receiving the highest number of affirmative votes will be elected as a Class I director. To be adopted, each of the three other proposals must receive the affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy.

 Stockholder Proposals for the 2001 Annual Meeting

   When are stockholder proposals for the 2001 annual meeting due?

   All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to January 7, 2001.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

   The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

  .  Class I: Marshall C. Phelps, Jr. (current nominee, as his term expires
     2000)

  .  Class II: Robert Dilworth and August Klein (terms expire 2001)

  .  Class III: Walter Keller and Robin Ford (terms expire 2002)

   Only one director is to be elected at this meeting to serve for a term of three years or until his respective successor is elected and qualified.

Identification of Current Directors and Executive Officers

   Name                     Age Positions and Office Presently Held
   ----                     --- -----------------------------------
   Robert Dilworth.........  58 Chairman of the Board
   Walter Keller...........  49 Director, Chief Executive Officer and President
   Robin Ford..............  49 Director, Executive Vice President, Marketing and Sales
   August P. Klein.........  62 Director
   Eric Lefebvre...........  33 Vice President, Business Development
   Marshall C. Phelps,       55 Director
    Jr.....................
   William Swain...........  59 Chief Financial Officer and Secretary

Nominee for Election at the 2000 Annual Meeting (to a three-year term expiring in 2003)

   The following sets forth information concerning the current nominee:

       Name                                                   Age Director Since
       ----                                                   --- --------------
       Marshall C. Phelps, Jr................................  55      1999

   Marshall C. Phelps, Jr. has served as one of our directors since November 1999. Since August 1999, Mr. Phelps has been Chairman and Chief Executive Officer of Spencer Trask Intellectual Capital Company LLC. From 1980 until August 1999, Mr. Phelps was employed by IBM in a series of executive positions, most recently as IBM's Vice President, Intellectual Property and Licensing, with responsibility for IBM's worldwide intellectual property activities, licensing, standards and telecommunications policy. He is a director of CommercialWare Inc., a developer of order processing and fulfillment software for direct marketing concerns. Mr. Phelps holds a B.A. from Muskingum College, an M.S. in Advanced Management from Stanford Graduate School of Business and a J.D. from Cornell University School of Law.

Current Directors Whose Terms Expire in 2001 (Class II)

   Robert Dilworth was appointed our Chairman in December 1999. He previously served as one of our directors since July 1999 and of GraphOn Corporation, a California corporation ("GraphOn-CA"), between July 1998 and July 1999. We completed a merger with GraphOn-CA on July 12, 1999. Mr. Dilworth served as Chairman of the Board of Metricom, Inc. from 1996 until February 2000, and has served as a director of Metricom, Inc. since 1987. He served as Metricom's CEO from 1987 to 1998. Metricom is a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1987, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions include CEO at Morrow Designs, CEO at Ultramagnetics, Division Manager at Varian Associates, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is also a director of eOn Communications, Mobility Electronics and Transcept Corporation.

   August P. Klein has served as one of our directors since July 1999 and of GraphOn-CA between August 1998 and July 1999. Mr. Klein has been, since 1995, the founder, CEO and Chairman of the Board of JSK Corporation and, since 1997, of APJK Corporation, general contractors and service providers for the insurance industry. From 1989 to 1993, Mr. Klein was founder and CEO of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as CEO of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and CEO at Integral Data Systems, a manufacturer of personal computer printers. From 1957 to 1982, he was General Manager of the Retail Distribution Business Unit and Director of Systems Marketing at IBM. Mr. Klein is a director of QuickSite Corporation and serves as a trustee of the Computer Museum in Boston, Massachusetts. Mr. Klein holds a B.S. in Mathematics from St. Vincent's College.

Current Directors Whose Terms Expire in 2002 (Class III)

   Walter Keller has served as our President since July 1999 and of GraphOn-CA between 1982 and July 1999. Mr. Keller, who previously served as our Chairman since July 1999 until succeeded by Mr. Dilworth in December 1999 and as Chairman of GraphOn-CA between 1982 and July 1999, was Chief Financial Officer of GraphOn-CA from 1991 until February 8, 1999. Prior to the founding of GraphOn-CA in 1982, Mr. Keller's experience included executive staff and senior level management, sales and engineering positions at United Technologies Corporation and Honeywell Inc. Mr. Keller is a member of the Society of Professional Engineers and holds a B.S. in Mechanical Engineering and a M.S. in Electrical Engineering from Santa Clara University in Santa Clara, CA. Mr. Keller is the husband of Ms. Ford.

   Robin Ford has served as one of our directors since November 1999 and as our Executive Vice President, Marketing and Sales since July 1999 and of GraphOn-CA between 1996 and July 1999. Ms Ford was Vice President, Marketing and Sales of GraphOn-CA from 1991 to 1996 and held various positions in sales and marketing at GraphOn-CA from 1983 to 1991. Ms. Ford was a director of GraphOn-CA from October 1991 to June 1998. Prior to joining GraphOn-CA, Ms. Ford held various sales management and technical positions at Intel Corporation, National Semiconductor Corporation and Grid Systems Corporation. Ms. Ford's responsibilities with GraphOn and GraphOn-CA have included building and maintaining GraphOn's and GraphOn-CA's sales and marketing operations and obtaining major government and OEM contracts. Ms. Ford is the wife of Mr. Keller.

Executive Officers that are not Directors

   Eric Lefebvre has served as our Vice President, Business Development since July 1999 and of GraphOn-CA between June 1999 and July 1999. From April 1997 through June 1999, he served as Director of Strategic Business and Alliances at Corel Corporation, where he was responsible for developing strategic alliances and seeking new areas of business. From April 1996 to May 1997, Mr. Lefebvre served as International Corporate Communications Manager at Corel. From November 1991 to April 1996, he served at Corel as Communication and Market Development Manager and Marketing Manager (Europe). Mr. Lefebvre holds a Masters of International Affairs from Carleton University and an Honours B.Sc. in Government and Politics and Business Management from the University of Maryland.

   William Swain has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was CFO and Secretary of Metricom Incorporated from January 1988 until June 1997, during which time he was instrumental in both private financings, as well as Metricom's initial public offering and subsequent public financing activities. He continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with leading companies in the computer industry, including Morrow Designs, Varian Associates and Univac. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

   Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Board of Directors and Committees

   Our board of directors consists of five individuals. Corel had a contractual right to designate one individual to be a nominee to serve as a director until such time that Corel controlled less than 17% of the voting power of our capital stock. Corel now controls less than 17% of the voting power of our capital stock and, therefore, this contractual right has lapsed.

   We have established an audit committee that reviews and supervises our financial controls, including selection of our auditors, reviewing the books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors and taking further actions as the audit committee deems necessary to complete an audit of our books and accounts. The audit committee also evaluates potential conflicts of interest between us and our executive officers and directors and serves to evaluate any transactions or events that could be deemed to be improper, as well as other matters that may come before it or as our board directs. The audit committee currently consists of three directors: Messrs. Dilworth, Klein and Phelps.

   We have established a compensation committee that reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee currently consists of two directors: Messrs. Dilworth and Klein.

   During 1999, our board of directors met a total of four times. With the exception of Thomas A. Bevilacqua (a former director), no director attended fewer than 75% of those meetings during the period of time that such person served on the board.

Director Compensation

   Our business is managed under the direction of our board of directors. Our board consists of three classes of directors that are elected for an alternating term of three years, whereby one class comes up for re-election each year at the annual meeting of stockholders. The compensation committee recently recommended, and our board approved, a compensation plan for all eligible non-employee directors as follows:

  .  $6,000 annual retainer payable at the beginning of each quarter;

  .  $1,000 per board meeting fee payable at each meeting for each attendee;
     and

  . $500 per committee meeting fee payable at each meeting for each attendee.

Such non-employee directors are also eligible for the grant of options under our stock option plans on the same basis as that of employees.

Key Employees

   The following table sets forth information regarding our key employees:

   Name                           Age               Position Held
   ----                           ---               -------------
   Russann D. Keller.............  30 Director of Marketing and Public Relations
   Prakash Jadeja................  45 Director of Engineering
   Robert Currey.................  33 Principal Architect
   William Tidd..................  37 Director of Software Development

   Russann D. Keller has served as our Director of Marketing Communications and Public Relations since early 1999 and previously held various sales, marketing and technical positions with GraphOn-CA since 1990, including MarCom Manager, Corporate Communications Manager and Support Manager. Ms. Keller has also held various technical, editorial and marketing positions at Knight-Ridder, Boole and Babbage, Elan Software, and was co-founder and Vice President at Syber Sonic, Inc. Ms. Keller's educational background is in environmental biology. Ms. Keller is the daughter of Mr. Keller and Ms. Ford.

   Prakash Jadeja has served as our Director of Engineering since July 1999 and of GraphOn-CA between September 1997 and July 1999. From February 1996 to August 1997, Mr. Jadeja led the Digital Video Disc and Compact Disc Recordable System software group at Apple Computer. From February 1992 to January 1996, Mr. Jadeja was Vice President of Engineering at Workstation, Inc. Prior to that, Mr. Jadeja held a number of technical and management positions at Insignia Solutions, Inc., which he co-founded. Mr. Jadeja holds a B.S. in Applied Computer Science from De Montford University in England.

   Robert Currey has served as our Principal Architect and developer since July 1999 and of GraphOn-CA between June 1998 and July 1999. Prior to joining GraphOn-CA, beginning in November 1996, Mr. Currey served as team leader at Exodus Technologies. Mr. Currey was Senior Engineer at Connectsoft Corp. from January 1994 until November 1996. Previously, Mr. Currey was Senior Engineer at Attachmate Corp. from June 1992 to January 1994. Mr. Currey has an M.S. in computer science and a B.S. in applied mathematics from Oregon State University.

   William Tidd has served as our Director of Software Development since July 1999 and of GraphOn-CA between January 1999 and July 1999. Prior to joining GraphOn-CA, from 1996 to 1998, Mr. Tidd served on the Bridge development team for Corel Corporation. Mr. Tidd owned and operated Tirel Corporation, a software development company, from 1994 to 1996 after co-founding Atlantic Design Systems, which became Tirel Corporation in 1994. Mr. Tidd holds a Master of Engineering Degree in mechanical engineering from Carnegie Mellon University.

                                  PROPOSAL II

             AMENDMENT OF OUR 1998 STOCK OPTION/STOCK ISSUANCE PLAN

   Our 1998 Stock Option/Stock Issuance Plan is intended to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us, as an incentive for them to remain in our service. The 1998 plan was adopted by our board on June 23, 1998 and approved by our stockholders on June 23, 1998.

   Pursuant to the current terms of the 1998 plan, 2,230,400 shares of common stock may be issued to our officers and other employees, our non-employee board members and independent consultants in our service. However, in no event may any one participant in the 1998 plan receive option grants or direct stock issuances for more than 278,800 shares of common stock in the aggregate per calendar year. Our stockholders are being asked to approve an amendment to the 1998 plan to increase the number of shares of common stock available thereunder from 2,230,400 to 2,930,400.

   The shares of common stock reserved for issuance under the 1998 plan are made available from authorized but unissued common stock or from shares of common stock reacquired by us, including shares repurchased on the open market. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1998 plan. Unvested shares issued under the 1998 plan and subsequently repurchased by us will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1998 plan.

   As of December 31, 1999, options for 1,830,234 shares of common stock were outstanding under the 1998 plan, no options had been exercised and an additional 248,157 shares had been issued directly under the stock issuance program. As of April 14, 2000, 84,557 shares of common stock remained available for future issuance under the 1998 plan.

   Our compensation committee has exclusive authority to administer the 1998 plan with respect to option grants and stock issuances made to our executive officers and non-employee board members. The compensation committee and a secondary committee of one or more board members will each have separate but concurrent authority to make option grants and stock issuances under those programs to all other eligible individuals. The term "plan administrator," as used in this description of the 1998 plan, will mean either the compensation committee or the secondary committee, to the extent each such entity is acting in its capacity as administrator of the 1998 plan.

   The plan is divided into two separate components:

  . the option grant program under which eligible individuals may, at the discretion of the 1998 plan administrator, be granted options to purchase shares of common stock at an exercise price not less than 85% of their fair market value on the grant date; and

  . the stock issuance program under which such individuals may, at the discretion of the 1998 plan administrator, be issued shares of common stock directly through the purchase of vested or unvested shares at a price not less than 85% of their fair market value at the time of issuance or as a fully-vested bonus for past services rendered to us.

   The shares subject to each option granted under the option grant program and unvested shares issued under the stock issuance program will vest in one or more installments over the recipient's period of service with us. However, no vesting schedule will be at a rate less than 20% per year, with the initial vesting to occur no later than one year after the grant date of the option or the issue date of the unvested shares. No granted option may have a term in excess of ten years, and each granted option will be subject to earlier termination within a designated period following the optionee's cessation of service with us.

   The exercise price may be paid in cash or in shares of common stock. Options may also be exercised for vested shares through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of those shares and pays over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares. In addition, the plan administrator may provide financial assistance to one or more participants in connection with the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise or purchase price and any associated withholding taxes incurred in connection with such exercise or purchase.

   The plan administrator has the authority to effect the cancellation of outstanding options under the option grant program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

   Our board may amend or modify the 1998 plan at any time. The 1998 plan will terminate on June 22, 2007, unless sooner terminated by our board or in connection with an acquisition of us in which the 1998 plan is not assumed by the acquiring entity.

   The 1998 plan was amended by our board of directors on February 2, 2000 to increase the number of shares of common stock available thereunder from 2,230,400 to 2,930,400, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock. We believe that the increase in the number of shares reserved for issuance pursuant to the plan is necessary for us to continue to attract and retain qualified employees, officers and directors. As of May 4, 2000, no options have been granted with respect to these increased shares.

   Assuming approval of the proposed amendment to the plan and after giving effect thereto, there would be 784,557 shares of common stock available for issuance under the 1998 plan.

Board Recommendation

   The affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy, at the meeting is required for approval of this proposal. Our board recommends a vote FOR such proposal.

                                  PROPOSAL III

                    ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

   Our stockholders are being asked to approve our new Employee Stock Purchase Plan under which 100,000 shares of our common stock will initially be reserved for issuance. The purchase plan was adopted by our board of directors on February 2, 2000 and will become effective on June 15, 2000, provided this proposal is approved at the meeting. Our board believes that it is in our best interests to provide a program of stock ownership to our employees in order to provide them with a meaningful opportunity to acquire a substantial proprietary interest in us and thereby encourage such individuals to remain in our service and more closely align their interests with those of the stockholders. A copy of the purchase plan is attached to this proxy statement as Exhibit A.

   The purchase plan is designed to allow our eligible employees and employees of our participating affiliates (whether now existing or subsequently established) to purchase shares of our common stock at semi-annual intervals through their accumulated periodic payroll deductions under the purchase plan.

Administration

   The purchase plan will be administered by our compensation committee. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the purchase plan.

   All costs incurred in the administration of the purchase plan will be paid by us.

Securities Subject to the Purchase Plan

   The number of shares of common stock initially reserved for issuance under the purchase plan will be limited to 100,000 shares. This share reserve will automatically increase on the first trading day of January each calendar year, beginning with calendar year 2001, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 100,000 shares.

   The shares issuable under the purchase plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market.

   In the event that any change is made to the outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without us receiving consideration therefor), appropriate adjustments will be made to:

  . the maximum number and class of securities issuable under the purchase plan;

  . the maximum number and class of securities by which the share reserve is to increase automatically each year;

  . the maximum number and class of securities purchasable per participant on any one purchase date; and

  . the number and class of securities and the price per share in effect under each outstanding purchase right.

Such adjustments will be designed to preclude any dilution or enlargement of benefits under the purchase plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

   Shares of common stock will be offered under the purchase plan through a series of successive offering periods, each with a maximum duration of six months. However, the initial offering period will be of seven and one-half months duration and will begin on June 15, 2000 and end on the last business day in January 2001. Subsequent offering periods will begin on the first business day of February and August each year, beginning with the February 1, 2001 offering period.

   At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of common stock on the purchase date in effect for that offering period. The purchase date for the offering period beginning on the first business day of February each year will occur on the last business day of July of that year, and the purchase date for the offering period beginning on the first business day of August each year will occur on the last business day of January in the following year. However, the initial purchase date under the purchase plan will be January 29, 2001.

Eligibility and Participation

   Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in our employ or in that of any participating parent or subsidiary corporation (including any corporation that subsequently becomes such at any time during the term of the purchase plan) is eligible to participate in the purchase plan.

   An individual who is an eligible employee on the start date of any offering period may join that offering period at that time (the first business day in February or August each year). An individual who first becomes an eligible employee after such start date may join the purchase plan on the start date of any subsequent offering period on which he or she remains such an eligible employee.

   As of April 14, 2000, approximately 56 employees, including four executive officers, were eligible to participate in the purchase plan.

Purchase Price

   The purchase price of the common stock acquired on the purchase date for each offering period will be equal to 85% of the lower of:

  . the fair market value per share of common stock on the start date of that offering period; or

  .  the fair market value on the purchase date for such offering period.

   The fair market value per share of our common stock on any particular date under the purchase plan will be deemed to be equal to the closing sales price on such date on The Nasdaq SmallCap Market. On April 14, 2000, the closing sales price of our common stock on The Nasdaq SmallCap Market was $8.59.

Payroll Deductions and Stock Purchases

   Each participant may authorize periodic payroll deductions, subject to certain limitations discussed below, in any multiple of 1% (up to a maximum of 15%) of his or her total cash compensation (base salary plus bonus, overtime and commissions) for the offering period to be applied to the acquisition of common stock on the purchase date for that offering period. Accordingly, on such purchase date (the last business day in January or July each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the offering period ending on such date.

Special Limitations

   The purchase plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

  . Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding.

  . Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  . No participant may purchase more than 2,000 shares of common stock on any one purchase date.

Termination of Purchase Rights

   The participant may withdraw from the purchase plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded or applied to the purchase of shares on the purchase date for the offering period in which such withdrawal occurs.

   The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

   No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

   No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control or Ownership

   In the event we are acquired by merger, sale of substantially all of our assets or sale of securities possessing more than 50% of the total combined voting power of our outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of:

  . the fair market value per share of common stock on the start date of the offering period in which such acquisition occurs; or

  . the fair market value per share of common stock immediately prior to such acquisition.

The limitation on the maximum number of shares purchasable per participant on any one purchase date will continue to be applicable to any purchase date attributable to such an acquisition.

Share Proration

   Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the purchase plan, then the plan administrator will make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

   The purchase plan will terminate upon the earliest of:

  .  the last business day in January 2010;

  . the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights; or

  . the date on which all purchase rights are exercised in connection with our acquisition.

   Our board may at any time alter, suspend or discontinue the purchase plan. However, our board may not, without stockholder approval:

  .  increase the number of shares issuable under the purchase plan;

  .  alter the purchase price formula so as to reduce the purchase price; or

  . modify the requirements for eligibility to participate in the purchase plan.

Federal Tax Consequences

   The purchase plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized by the participant until there is a sale or other disposition of the shares acquired under the purchase plan or in the event the participant should die while still owning the purchased shares.

   If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of such excess.

   If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares are acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of:

  . the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares; or

  . the amount by which the fair market value of the shares on the start date of that offering period exceeds the purchase price paid for those shares, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

   If the participant still owns the purchased shares at the time of death, the lesser of:

  . the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or

  . the amount by which the fair market value of the shares on the start date of that offering period exceeds the purchase price paid for those shares will constitute ordinary income in the year of death.

Accounting Treatment

   Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the purchase plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the purchase plan would have upon our reported earnings were the value of those purchase rights treated as compensation expense.

Board Recommendation

   The affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy, at the meeting is required for approval of this proposal. Our board recommends a vote FOR such proposal.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information for the fiscal years ended December 31, 1997, 1998 and 1999 concerning compensation we paid to our Chief Executive Officer and our other four most highly compensated executive officers.

                                                Annual           Long Term
                                             Compensation   Compensation-Awards
                                            --------------- -------------------
                                                            Number of Shares of
                                     Fiscal                    Common Stock
                                      Year   Salary   Bonus Underlying Options
Name and Principal Position          ------ --------- ----- -------------------
Walter Keller.......................  1999  $140,000   --         150,000
 President and Chief Executive
  Officer                             1998  $135,181   --             --
                                      1997  $136,288   --             --
Robin Ford..........................  1999  $130,000   --         150,000
 Executive Vice President, Marketing
  and Sales                           1998  $141,960   --             --
                                      1997  $133,696   --             --
Prakash Jadeja......................  1999  $121,114   --          18,364
 Director of Engineering              1998  $105,266   --          13,940
                                      1997  $ 35,501   --             --
Vince Pfeiffer (1)..................  1999  $112,766   --          33,456
 Vice President, Product Development  1998  $ 53,062   --          13,940

Edmund Becmer (2)...................  1999  $110,577   --         108,640
 Vice President, Finance and
  Administration,
  Chief Financial Officer and
  Secretary

--------
(1) Mr. Pfeiffer resigned from his position as Vice President of Product Development effective February 18, 2000 and is no longer with GraphOn.
(2) Mr. Becmer resigned from his positions as Vice President, Finance and Administration, Chief Financial Officer and Secretary effective March 17, 2000 and is no longer with GraphOn.

Option Grants in Last Fiscal Year

   The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during the 1999 fiscal year:

                                           Per Cent of
                                          Total Options
                    Number of Shares of     Granted to
                  Common Stock Underlying   Employees     Per Share   Expiration
                      Options Granted     In Fiscal Year Price (3)(4)    Date
Name              ----------------------- -------------- ------------ ----------
Walter Keller...          150,000(1)           8.2%         $6.13      11/2/09
Robin Ford......          150,000(1)           8.2%         $6.13      11/2/09
Prakash Jadeja..           10,000(1)           0.5%         $6.13      11/2/09
                            8,364(2)           0.4%         $1.52       2/3/09
Vince Pfeiffer..           33,456(2)           1.8%         $1.52       2/3/09
Edmund Becmer...           25,000(1)           1.4%         $6.13      11/2/09
                           83,640(2)           4.6%         $1.52       2/3/09

--------
(1) Stock options vest in equal amounts on the first day of each month commencing March 1, 2000 and ending November 1, 2002.
(2) Stock options vest in equal amounts on the first day of each month commencing May 1, 1999 and ending February 1, 2003.
(3) The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already owned shares, pursuant to a subscription agreement or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchase shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
(4) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing sales price reported on The Nasdaq Stock Market on the date of grant.

Fiscal Year-End Option Values

   The following table shows the value of unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1999. No options held by such individuals were exercised during 1999.

                          Number of Shares of Common               Value of Unexercised
                         Stock Underlying Unexercised              In-the-Money Options
                         Options at December 31, 1999              at December 31, 1999 (1)
                         -------------------------------------   -------------------------
                          Exercisable           Unexercisable    Exercisable Unexercisable
Name                     ----------------      ---------------   ----------- -------------
Walter Keller...........            150,000                  --  $1,855,500       --
Robin Ford..............            150,000                  --  $1,855,500       --
Prakash Jadeja..........             32,304                  --  $  521,659       --
Vince Pfeiffer..........             47,396(2)               --  $  669,789       --
Edmund Becmer...........            108,640(3)               --  $1,729,457       --

--------
(1) Market value of underlying securities at exercise date or fiscal year end, as the case may be, minus the exercise price.
(2) Upon Mr. Pfeiffer's resignation in February 2000, options to purchase 34,944 shares of common stock were canceled.
(3) Upon Mr. Becmer's resignation in March 2000, options to purchase 76,148 shares of common stock were canceled.

Employment Agreements

   On October 22, 1998, we entered into employment agreements with Mr. Keller and Ms. Ford that provide, for a term of two years, annual base salaries of $140,000 and $130,000, respectively, and eligibility to receive bonuses at the discretion of our board. Such agreements contain provisions for bonuses upon achievement of milestones set forth in such agreements, non-competition for the term of each agreement and confidentiality. The base salaries are subject to change at the discretion of our board. Mr. Keller and Ms. Ford also are entitled to participate in any of our pension, insurance or benefit plans, including our stock option plans. Each employment agreement also provides for a severance payment in the amount of one year's compensation in the event that the employee is terminated by us without cause, or the employee resigns for Good Reason (as defined in the agreement) during the employment term. Good Reason includes, among other things, the failure of a successor to us to assume the employment agreements in connection with change in control transactions such as a merger, consolidation or a sale of all or substantially all of our assets. Good Reason also includes substantial changes in the duties, position, compensation and location of the employment.


1996 Stock Option Plan

   Our 1996 Stock Option Plan was adopted by both our board and stockholders on May 30, 1996. The 1996 plan provides for the granting of options that are intended to qualify either as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code or as nonstatutory stock options that are not intended to meet the requirements of such section. The total number of shares of our common stock reserved for issuance under the 1996 plan is 187,500. Options to purchase shares may be granted under the 1996 plan to persons who, in the case of incentive stock options, are our employees, including officers, or, in the case of nonstatutory stock options, are our employees, including officers, or our non-employee directors.

   The 1996 plan provides for its administration by our board or a committee chosen by our board, which has discretionary authority, subject to restriction, to determine the number of shares issued pursuant to incentive stock options and nonstatutory stock options and the individuals to whom, the times at which, and the exercise price for which, options will be granted.

   The exercise price of all incentive stock options granted under the 1996 plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant, or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000. The aggregate fair market value is determined at the date of the option grant. We have granted no options to date under the 1996 plan.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information, as of April 14, 2000, with respect to the beneficial ownership of shares of our common stock held by:

  .  each director;

  . each person known by us to beneficially own 5% or more of our common stock;

  . each officer named in the summary compensation table elsewhere in this proxy statement; and

  .  all directors and executive officers as a group:

Unless otherwise indicated, the address for each shareholder is c/o GraphOn Corporation, 225 Cochrane Circle, Morgan Hill, California 95037.

                                         Number of Shares of
       Name and Address of Beneficial        Common Stock
                    Owner               Beneficially Owned (1) Percent of Class
       ------------------------------   ---------------------  ----------------
      Corel Corporation................       1,842,825              12.6%
       1600 Carling Avenue
       Ottawa, Ontario
       K1Z 8R7, Canada
      Spencer Trask Holdings, Inc.
       (2).............................       1,795,235              12.0%
       535 Madison Avenue
       New York, NY 10022
      Owenoke Capital Management, LLC
       (3).............................         753,000               5.1%
       150 E. 58th Street
       New York, NY 10155
      Walter Keller (4)................         834,358               5.6%
      Robert Dilworth (5)..............         313,820               2.1%
      August P. Klein (6)..............          92,580                  *
      Marshall C. Phelps, Jr. (7)......          40,000                  *
      Robin Ford (8)...................         447,712               3.0%
      Vincent Pfeiffer (9).............          12,452                  *
      Edmund Becmer (10)...............          32,492                  *
      All current executive officers
       and
       directors as a group (7 persons)
       (11)............................       1,953,469              12.6%

--------
 *  Denotes less than 1%.
(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of April 14, 2000 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentage ownership of our common stock is based on 14,671,422 shares of our common stock outstanding as of April 14, 2000.
(2) Includes 105,408 shares of our common stock held by Spencer Trask Securities, an affiliate of Spencer Trask Holdings, Inc., 1,343,801 shares held by Kevin Kimberlin Partners, L.P. ("KKP"), an affiliate of Spencer Trask, 47,430 shares held by William P. Dioguardi, the President of Spencer Trask, warrants exercisable for up to an aggregate of 76,530 shares of our common stock at an exercise price of $1.79 per share held by KKP, warrants exercisable for up to an aggregate of 216,490 shares of our common stock at an exercise price of $1.79 per share held by Spencer Trask Holdings, and warrants exercisable for up to an aggregate of 5,576 shares of our common stock at an exercise price of $5.50 per share held by Spencer Trask Securities.

(3) Based on a Schedule 13G filed with the SEC on February 28, 2000. Includes shares held by Owenoke Capital Management, LLC ("OCM"), Owenoke Management LLC ("OM"), Owenoke Partners, L.P. ("OP"), Owenoke Associates, L.P. ("OA") and David R. Korus. OCM and OM are investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. No individual client's holdings of common stock are more than 5% of our outstanding common stock. Mr. Korus is the manager of OCM and OM, which are the general partners of OP and OA.
(4) Includes warrants exercisable for up to 27,880 shares of our common stock at an exercise price of $1.79 per share, options to purchase 150,000 shares of our common stock at an exercise price of $6.13 per share and 22,304 shares of our common stock held by relatives of Mr. Keller who, at the option of Spencer Trask, can be required to enter into a voting agreement granting Mr. Keller the right to vote such shares. Mr. Keller and Ms. Ford are husband and wife. See footnote 8 below.
(5) Includes options exercisable for up to 200,000 shares of our common stock at an exercise price of $6.13 per share.
(6) Includes options exercisable for up to 41,820 shares of our common stock at an exercise price of $0.14 per share.
(7) Includes options exercisable for up to 40,000 shares of our common stock at an exercise price of $6.13 per share.
(8) Includes options exercisable for up to 150,000 shares of our common stock at an exercise price of $6.13 per share and 16,728 shares held by relatives of Ms. Ford, who, at the option of Spencer Trask, can be required to enter into a voting agreement granting Ms. Ford the right to vote such shares. Mr. Keller and Ms. Ford are husband and wife. See footnote 4.
(9) Includes options exercisable for up to 6,505 shares of our common stock at an exercise price of $0.14 per share and options exercisable for up to 5,947 shares of our common stock at an exercise price of $1.52 per share.
(10) Includes options exercisable for up to 30,977 shares of our common stock at an exercise price of $1.52 per share and options exercisable for up to 1,515 shares of our common stock at an exercise price of $6.13 per share.
(11) Includes warrants exercisable for up to 27,880 shares of common stock at an exercise price of $1.79 per share and options exercisable for up to 806,819 shares of common stock.

Compliance with Section 16(a) of Securities Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

   Based solely upon our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 1999, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of August 20, 1998, Mr. Keller, our Chairman and President, sold 55,760 shares of our common stock to Mr. Bradlee, one of our former executive officers, for an aggregate purchase price of $7,500 evidenced by a full-recourse note secured by the shares purchased. The note bore interest at the rate of 5.41% per annum, compounded semi-annually. The 55,760 shares originally were subject to Mr. Keller's right of repurchase which began to lapse November 20, 1998 in a series of 45 successive, equal monthly installments upon Mr. Bradlee's completion of each month of service with us. In addition, Mr. Keller had a right of first refusal exercisable in connection with any proposed transfer of such shares for which the repurchase right has lapsed. Upon the end of Mr. Bradlee's employment with us in May 1999, Mr. Keller repurchased 48,324 of such shares by forgiving $6,500 of the note.

   As of August 20, 1998, Mr. Keller sold 13,940 shares of our common stock to Mr. Klein, one of our directors, for an aggregate purchase price of $1,875. The 13,940 shares are subject to Mr. Keller's right of repurchase which began to lapse November 20, 1998 in a series of 21 successive, equal monthly installments upon Mr. Klein's completion of each month of consulting services to us. In addition, Mr. Keller has a right of first refusal exercisable in connection with any proposed transfer of such shares for which the repurchase right has lapsed.

   As of August 20, 1998, Eric Kim, then one of our directors, and Messrs. Dilworth and Klein, each one of our directors, were each issued 41,820 shares of our common stock under our stock option plan at a purchase price of $0.135 per share. Such shares are subject to our right of repurchase which began to lapse November 20, 1998 in a series of 45 successive, equal monthly installments upon completion of each month of service on our board until May 2000. On September 30, 1999, Mr. Kim resigned as a director and we purchased 30,668 shares of our common stock from Mr. Kim for $4,294.

   In March 1998, Spencer Trask Investors, an affiliate of Spencer Trask, purchased 278,800 shares of our common stock from us for an aggregate purchase price of $25,000. Concurrently with such transaction, Spencer Trask Investors loaned us $475,000 evidenced by a convertible promissory note, bearing interest at a rate of 10% per annum. The convertible promissory note was redeemed by us on January 27, 1999.

   In March 1998, Spencer Trask Investors, entered into a sale arrangement with Mr. Keller and Ms. Ford, our Executive Vice President, Marketing and Sales, with respect to the sale of an aggregate of 1,951,600 shares of our common stock for aggregate consideration of $3,500,000, comprised of $200,000 cash, a non-recourse promissory note in the principal amount of $800,000 which became due on January 20, 1999, a non-recourse promissory note in the principal amount of $1,000,000 which became due on July 20, 1999, and a non-recourse promissory note in the principal amount of $1,500,000 which became due on January 20, 2000. Each of the foregoing notes bore interest at the rate of 6% per annum, was payable quarterly, and each note was secured by a pledge of the shares purchased, with one share pledged for each $1.79 of principal amount. The shares of our common stock pledged with respect to each note were placed in escrow until payment in full of the principal and accrued interest of the note representing the purchase price of such shares. The $800,000 note was paid by Spencer Trask Investors and the 446,080 shares pledged with respect to such note were released from escrow on January 20, 1999. The $1,000,000 note was paid by Spencer Trask Investors and the 557,600 shares pledged with respect to such note were released from escrow on July 20, 1999. The $1,500,000 note was paid by Spencer Trask Investors and the 836,400 shares pledged with respect to such note were released from escrow on January 20, 2000.

   In connection with the issuance and sale by us of an aggregate of 2,878,815 shares of our common stock for an aggregate purchase price of $5,162,868 in three separate closings, the final such closing occurring January 27, 1999 (the "private placement"), we entered into a placement agency agreement, dated September 2, 1998, with Spencer Trask. Pursuant to the placement agency agreement, Spencer Trask received a fee equal to 10% of the aggregate offering price for our common stock sold in the private placement. In addition, we issued to Spencer Trask the warrants to purchase our common stock. Spencer Trask, together with its affiliates, holds an aggregate of 1,686,461 shares of our common stock and warrants to purchase 880,427 shares of our common stock.

   Thomas A. Bevilacqua (a former director), together with his wife, Therese Mrozek, currently a partner in the law firm of Brobeck, Phleger & Harrison LLP, purchased 2,788 shares of our common stock in the private placement for an aggregate purchase price of $5,000 and Brobeck, Phleger & Harrison LLP purchased 27,880 shares for an aggregate purchase price of $50,000.

   Spencer Trask Investors and Mr. Keller, upon the commencement of the private placement, loaned $200,000 and $100,000, respectively, to us pursuant to convertible promissory notes which bore interest at 8% per annum and matured at the earlier of the first closing of the private placement or 12 months from the date of the notes. Spencer Trask converted the $200,000 note into 111,520 shares of our common stock on December 31, 1998 and we paid the $100,000 note held by Mr. Keller on that same date. In addition, Spencer Trask Investors was issued, upon the commencement of the private placement, a warrant to purchase 55,760 shares of our common stock at $1.79 per share, and Mr. Keller was issued a warrant to purchase 27,880 shares of our common stock at $1.79 per share.

   In consideration of consulting services performed in connection with the merger between us and GraphOn-CA, we issued to Spencer Trask in July 1999 Class A redeemable common stock purchase warrants to purchase an aggregate of up to 250,000 shares of our common stock at an exercise price of $5.50 per share, and paid Spencer Trask a fee of $575,000.

   We paid Unity Venture Capital Associates ("Unity VCA") between June 1996 and July 1999 a monthly fee of $7,500 for general and administrative services. Such fee included the use of approximately 500 square feet of office space in premises occupied by Unity VCA. Dalessio Miliner & Leben, an accounting firm which is an affiliate of a then director of us, afforded Unity VCA the use of such space at a monthly rental of $2,000. Three former directors of GraphOn are each directors and/or stockholders of Unity VCA. The agreement with Unity VCA has been terminated.

                                  PROPOSAL IV

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Our board of directors has selected BDO Seidman, LLP to audit our accounts for the fiscal year ending December 31, 2000. Such firm, which has served as our independent auditor since 1998, has reported to us that none of its members has any direct financial interest or material indirect financial interest in us.

   Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of BDO Seidman, LLP as our independent auditors.

   A representative of BDO Seidman, LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Board Recommendation

   The affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy, at the meeting is required for approval of this proposal. Our board recommends a vote FOR such proposal.

                            ACCOMPANYING INFORMATION

   Accompanying this proxy statement is a copy of our annual report to stockholders for our fiscal year ended December 31, 1999. Such annual report includes our audited financial statements for the three fiscal years ended December 31, 1999.

                                                                       Exhibit A

                              GRAPHON CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE OF THE PLAN

   This Employee Stock Purchase Plan is intended to promote the interests of GraphOn Corporation, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

   Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

   The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

   A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 100,000 shares.

   B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2002, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 100,000 shares.

   C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section III.B of this Article One and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

   A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

   B. Each offering period shall have a duration of six (6) months. Offering periods shall run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year. However, the initial offering period shall commence on June 15, 2000 and terminate on the last business day in January 2001.

V. ELIGIBILITY

   A. Each individual who is an Eligible Employee on the start date of any offering period shall be eligible to participate in the Plan for that offering period.

   B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of the offering period.

VI. PAYROLL DEDUCTIONS

   A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout an offering period and for each subsequent offering period the Participant remains in the Plan, except to the extent such rate is changed in accordance with the following guidelines:

     (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per offering period.

     (ii) The Participant may, prior to the commencement of any new offering period increase the rate of his or her payroll deduction by filing a new payroll deduction authorization with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first offering period following the filing of such form.

   B. Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

   C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

   D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

VII.  PURCHASE RIGHTS

   A. Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date for that offering period upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

   Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

   B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the offering period to which that right pertains, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on such date. The purchase shall be effected by applying the Participant's payroll deductions for the offering period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that offering period.

   C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on the Purchase Date for the offering period in which the Participant is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on such Purchase Date.

   D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on the Purchase Date for each offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that offering period by the purchase price in effect for the Participant. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 2,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant on the Purchase Date in effect for that offering period.

   E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date shall be promptly refunded.

   F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

     (i) A Participant may, at any time prior to the end of any offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the offering period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Purchase Date in effect for that offering period. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

     (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new offering period.

     (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the offering period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the offering period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that offering period or

  (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety
  (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the next scheduled offering period.

   G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the offering period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant on any one Purchase Date shall continue to apply to any such purchase.

   The Corporation shall use its best efforts to provide at least ten (10) days' prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

   H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

   I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

   J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

   A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code
Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

   B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

     (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for that offering period.

     (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

   C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular offering period, then the payroll deductions that the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

   D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

   A. The Plan was adopted by the Board on February 2, 2000, and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

   B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in January 2010, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

   A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any offering period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

   B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders:
(i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI. GENERAL PROVISIONS

   A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

   B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

   C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   Schedule A

                         Corporations Participating in
                          Employee Stock Purchase Plan
                            As of the Effective Time

                              GraphOn Corporation

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Board shall mean the Corporation's Board of Directors.

   B. Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus
(ii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code
Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

   C. Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

     (iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

   D. Code shall mean the Internal Revenue Code of 1986, as amended.

   E. Common Stock shall mean the Corporation's common stock.

   F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

   G. Corporation shall mean GraphOn Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of GraphOn Corporation that shall by appropriate action adopt the Plan.

   H. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code
Section 3401(a).

   I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

   J. 1933 Act shall mean the Securities Act of 1933, as amended.

   K. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

   L. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

   M. Plan shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

   N. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

   O. Purchase Date shall mean the last business day of each offering period. The initial Purchase Date shall be January 29, 2001.

   P. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                              GRAPHON CORPORATION
                              225 Cochrane Circle
                         Morgan Hill, California 95037


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on May 4, 2000, at the Annual Meeting of Stockholders to be held on June 7, 2000 or any adjournment thereof.

            This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I, II, III and IV.

(To Be Signed on Reverse Side)

I.          Election of director:

FOR                                         WITHHOLD AUTHORITY            NOMINEE:
nominee listed at right                 to vote for nominee listed        Marshall C. Phelps, Jr.

       [    ]                                     [    ]


II.         To consider and vote upon a proposal to increase the number of shares in the 1998 Stock Option/Stock Issuance Plan from 2,230,400 to 2,930,400.

            FOR [    ]                                      AGAINST [    ]                                  ABSTAIN [    ]


III.        To adopt a new Employee Stock Purchase Plan.

            FOR [    ]                                      AGAINST [    ]                                  ABSTAIN [    ]


IV.         To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending
            December 31, 2000.

            FOR [   ]                                       AGAINST [    ]                                  ABSTAIN [    ]


V.          To transact such other business as may properly come before the meeting.


Please mark, sign, date and return the proxy card promptly using the enclosed envelope.




                                     Signature


                                     Date:



                                     Signature, if held jointly



NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.